                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes


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Pricing Supplement No. 39                                  Trade Date: 10/07/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 10/10/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is October 8, 2002


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
     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UEM2              $5,467,000.00              4.00%                 10/15/10                 100%

Interest Payment
   Frequency                                                                Dates and terms of redemption
  (begin date)          Survivor's Option       Subject to Redemption      (including the redemption price)
----------------        -----------------       ---------------------      --------------------------------
    11/15/02                   Yes                      Yes                         100% 10/15/03
    monthly                                                                    semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------          ------------------        -----------
 $5,404,129.50             $62,870.50                $2.00             ABN AMRO Financial
                                                                         Services, Inc.
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